Exhibit 2K9

EXECUTION VERSION

FUND INDEMNITY AGREEMENT

among

INVERSORA CARSO, S.A. DE C.V. (MEXICO),

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V. (MEXICO)

and

BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO INBURSA

each, as a Shareholder

U.S. BANK NATIONAL ASSOCIATION,

as Service Provider

and

MANDATORY EXCHANGEABLE TRUST

Dated as of December 15, 2017

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1	Defined Terms	1
Section 1.2	Interpretation	2

ARTICLE II

PAYMENTS BY THE SHAREHOLDERS

Section 2.1	Agreement to Pay Indemnification Expenses	3
Section 2.2	Condition to Payments	4

ARTICLE III

CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

Section 3.1	Statements and Reports	4
Section 3.2	Amendments to Other Agreements	4

ARTICLE IV

MISCELLANEOUS

Section 4.1	Term of Agreement	4
Section 4.2	No Assumption of Liability	4
Section 4.3	Reserved	4
Section 4.4	Notices	5
Section 4.5	Governing Law	7
Section 4.6	Severability	7
Section 4.7	Entire Agreement	7
Section 4.8	Amendments; Waivers	7
Section 4.9	Non-Assignability	8
Section 4.10	No Third Party Rights; Successors and Assigns	8
Section 4.11	Counterparts	8

i

FUND INDEMNITY AGREEMENT

FUND INDEMNITY AGREEMENT (this “Agreement”), dated as of December 15, 2017, among Inversora Carso, S.A. de C.V. (Mexico) (“Carso”), Control Empresarial de Capitales, S.A. de C.V. (Mexico) (“Empresarial”) and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa”, along with Carso and Empresarial collectively, the “Shareholders” and each, a “Shareholder”), U.S. Bank National Association, a national banking association (the “Service Provider”), for itself in its capacities as Administrator, Custodian, Collateral Agent and Paying Agent for 2017 Mandatory Exchangeable Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of December 8, 2017 (the “Trust Agreement”; such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the “Trust”), and the Trust.

WITNESSETH:

WHEREAS, the Trust is a trust organized under the laws of the State of New York under and by virtue of the Trust Agreement; and

WHEREAS, each of the Shareholders desires to make provision for the payment of certain indemnification expenses of the Trust;

NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1 Defined Terms.

(a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

(b) As used in this Agreement, the following terms have the following meanings:

“Affiliate” or “Affiliated” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Applicable Law” means any applicable federal, state, local or foreign law, rule, regulation, ordinance, code, directive, Order, authorization or treaty of any Governmental Body and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Business Day” has the meaning specified in the Trust Agreement.

“Claimant” has the meaning specified in Section 2.1(b).

“Collateral Agent” means U.S. Bank National Association (or its successor) in its capacity as Collateral Agent under each of the Collateral Agreements.

“Collateral Agreement” means, with respect to each Shareholder, the Collateral Agreement, dated as of December 15, 2017, among such Shareholder, U.S. Bank National Association, as Collateral Agent, and the Trust.

“Contract” has the meaning specified in the Trust Agreement.

“Governmental Body” means any federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Indemnification Expenses” has the meaning specified in Section 2.1(a).

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand of any Governmental Body.

“Pro Rata Share” means each Shareholder’s proportional share in proportion to the proceeds received by each Shareholder from the Contracts.

“Service Provider” has the meaning specified in the preamble to this Agreement.

“Shareholder” has the meaning specified in the preamble to this Agreement.

“Trust” has the meaning specified in the preamble to this Agreement.

“Trust Agreement” has the meaning specified in the preamble to this Agreement.

Section 1.2 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented, amended, restated or otherwise modified from time to time.

ARTICLE II

PAYMENTS BY THE SHAREHOLDERS

Section 2.1 Agreement to Pay Indemnification Expenses.

(a) Each Shareholder agrees, severally and not jointly, to pay to and indemnify the Trust, and hold the Trust harmless from, its Pro Rata Share of any expenses of the Trust arising under Sections 2.2(i) or 3.4 of the Administration Agreement, Sections 8.1(a)(v) and 8.9 of the Collateral Agreement, Sections 3.5 or 3.6 of the Custodian Agreement, Section 5.6 of the Paying Agent Agreement, Sections 9(a)(ii) and 9(d) of the Purchase Agreement, the last sentence of Section 7.6 and the last sentence of 8.8 of the Trust Agreement (collectively, “Indemnification Expenses”). Subject to Sections 2.1(b) and (c), each Shareholder shall, severally and not jointly, pay its Pro Rata Share of any Indemnification Expense in Federal (immediately available) funds no later than five Business Days after the receipt by such Shareholder, pursuant to Section 2.1(b), of written notice of any claim for Indemnification Expenses.

(b) The Trustees shall give notice to, or cause notice to be given to, each Shareholder in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon their acquiring knowledge of such claim. Such written notice shall be accompanied by any demand, bill, invoice or other communication received from any third party claimant (a “Claimant”) in respect of such Indemnification Expense.

(c) The Trust agrees that each Shareholder may contest in good faith with any Claimant its Pro Rata Share of any amount contained in any claim for Indemnification Expense, provided that if, within such time period as the Trust shall determine to be reasonable, such Shareholder and such Claimant are unable to resolve amicably any disagreement regarding such claim for Indemnification Expense, such Shareholder shall retain counsel reasonably satisfactory to the Trust to represent the Trust in any resulting proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that each Shareholder shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). If more than one Shareholder retains the same counsel for the Trust, each such Shareholder shall be liable for its Pro Rata Share of the fees and disbursements of such counsel. No Shareholder shall be liable for any settlement of any proceeding that was finalized without such Shareholder’s written consent, but if settled with such consent or if there be a final judgment for the Claimant, such Shareholder agrees, severally and not jointly, to indemnify the Trustees and the Trust from and against such Shareholder’s Pro Rata Share of any loss or liability by reason of such settlement or judgment.

Section 2.2 Condition to Payments. Each Shareholder’s obligations under Section 2.1 shall be subject to the condition that the Trust Securities that are deliverable under the Purchase Agreement at the First Time of Delivery (as defined in the Purchase Agreement) shall have been issued and paid for at the First Time of Delivery.

ARTICLE III

CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

Section 3.1 Statements and Reports.

(a) The Service Provider shall:

(i) receive, collect and preserve all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses; and

(ii) prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith.

(b) Each Shareholder shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

Section 3.2 Amendments to Other Agreements. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement or any Collateral Agreement without the prior written consent of each Shareholder.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Term of Agreement. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Sections 8.3(a) and 8.3(c) of the Trust Agreement.

Section 4.2 No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability hereunder. The Trust Agreement was executed or made by or on behalf of the Trust by the Trustees as trustees and not individually and the obligations of this Agreement are not binding upon any of them or the holders of the Trust Securities individually but are binding only upon the assets and property of the Trust.

Section 4.3 Conditions to Duties of Service Provider. The Shareholders and the Trustees acknowledge that U.S. Bank National Association is entering into this Agreement in its capacity as Administrator under the Administration Agreement, Custodian under the Custodian Agreement, Collateral Agent under the Collateral Agreements and Paying Agent under the Paying Agent Agreement, and that it shall be entitled to all of the rights, protections and immunities afforded it in such roles under such agreements in the performance of its duties as Service Provider under this Agreement. The sole obligation of the Service Provider to the Shareholders with respect to claims of parties other than U.S. Bank National Association for Indemnification Expenses under this Agreement is to make available to the Shareholders such documents, books and records required to be maintained by the Service Provider under Section 3.1 of this Agreement, and the Service Provider shall have no duty to inspect, verify or contest such third-party claims for Indemnification Expenses.

Section 4.4 Notices.

(a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including fax or email) given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 4.4 to each other party hereto. Until such notice is given,

(i) notices to the Shareholders shall be directed to:

Inversora Carso, S.A. de C.V. (Mexico)

Paseo de las Palmas 781, Piso 3

Lomas de Chapultepec

Attention: Guillermo R. Caballero Padilla

Phone: +52(55) 5625 4900 ext. 3328

Email: gcaballerop@inbursa.com

Control Empresarial de Capitales, S.A. de C.V. (Mexico)

Paseo de las Palmas 781, Piso 3

Lomas de Chapultepec

Attention: Guillermo R. Caballero Padilla

Phone: +52(55) 5625 4900 ext. 3328

Email: gcaballerop@inbursa.com

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa

Paseo de las Palmas No. 736

Colonia Lomas de Chapultepec

C.P. 11000 Mexico, D.F., Mexico

Attention: Guillermo R. Caballero Padilla

Phone: +52(55) 5625 4900 ext. 3328

Email: gcaballerop@inbursa.com

with an additional copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Jorge U. Juantorena, Esq.

Facsimile No.: (212) 225-2758

Email: jjuantorena@cgsh.com

(ii) notices to the Service Provider shall be directed to it at:

U.S. Bank National Association

Global Corporate Trust Services,

101 N. 1st Avenue, Suite 1600

Phoenix, Arizona 85003

Attention: Mary Ambriz-Reyes (re: Mandatory Exchangeable Trust)

Telephone No.: (602) 257-5430

Facsimile No.: (602) 257-5433

Email: mary.ambrizreyes@usbank.com

(iii) notices to the Trust or the Trustees shall be directed to the Trustees at:

2017 Mandatory Exchangeable Trust

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attention: Donald J. Puglisi, Managing Trustee

Facsimile No.: (302) 738-7210

Email: dpuglisi@puglisiassoc.com

with a copy (which shall be required to constitute notice) to the

Administrator at:

U.S. Bank National Association

Global Corporate Trust Services

101 N. 1st Avenue, Suite 1600

Phoenix, Arizona 85003

Attention: Mary Ambriz-Reyes (re: 2017 Mandatory Exchangeable Trust)

Telephone No.: (602) 257-5430

Facsimile No.: (602) 257-5433

Email: mary.ambrizreyes@usbank.com

with an additional copy (which shall not constitute notice) to:

Paul Hastings LLP

875 15th Street, N.W.

Washington, D.C. 20005

Attention: Wendell M. Faria

Telephone No.: (202) 551-1758

Facsimile No.: (202) 551-0158

Email: wendellfaria@paulhastings.com

(b) Each such notice given pursuant to Section 4.4(a) shall be in writing and shall be (i) delivered by hand, (ii) delivered by nationally recognized overnight courier, (iii) mailed by registered or certified mail, return receipt requested or (iv) sent by facsimile or email, to the relevant party at its address or facsimile number or email address set forth above or such other address or facsimile number or email address as such party may specify by notice to the other parties in accordance herewith. Proof of transmission, posting or dispatch of any notice shall be deemed to be proof of receipt:

(i) in the case of personal delivery, overnight courier or certified or registered mail, on the day of delivery at the address of the relevant party, or if such day is not a Business Day, on the first Business Day thereafter; and

(ii) in the case of facsimile or email transmission, on the day of such transmission (provided, however, that the sender shall have received oral or written confirmation of receipt by the recipient, such as, in the case of email, by the “return receipt requested” function, as available, return email or other acknowledgement) or, if such day is not a Business Day, on the first Business Day thereafter; but if the result is that a notice would be deemed to be given or made later than 5:00 p.m. (local time in the place of receipt), it will be deemed to have been duly given or made at the start of business on the next Business Day.

Section 4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.6 Severability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

Section 4.7 Entire Agreement. Except as expressly set forth in this Agreement, the Trust Agreement, the Administration Agreement, the Collateral Agreements, the Custodian Agreement, the Paying Agent Agreement and the Expense Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 4.8 Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9 Non-Assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by any party without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

Section 4.10 No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the parties hereto and their respective successors and assigns and no person, including any holders of the Trust Securities, shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Service Provider and its successors and assigns.

Section 4.11 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fund Indemnity Agreement to be duly executed and delivered as of the first date set forth above.

THE SERVICE PROVIDER:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Fund Indemnity Agreement]

THE TRUST:

2017 MANDATORY EXCHANGEABLE TRUST

By:
Donald J Puglisi, as Managing Trustee

By:
William R. Latham, III, as Trustee

By:
James B. O’Neill, as Trustee

[Signature Page to Fund Indemnity Agreement]

SHAREHOLDERS;

INVERSORA CARSO, S.A. DE C.V. (MEXICO)

By:
Name:
Title:

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V. (MEXICO)

By:
Name:
Title:

BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA

By:
Name:
Title:

[Signature Page to Fund Indemnity Agreement]